SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

     Date of Report: (Date of earliest event reported) :   February 2, 2005

                          Commission File No. 000-49756

                           THE WORLD GOLF LEAGUE, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                    98-0201235
------------------------------------         -----------------------------------
(State  or  other  jurisdiction  of          (IRS Employer  Identification  No.)
 incorporation  or  organization)

                 2139 SR 434, Suite 101, Longwood, Florida 32779
                 -----------------------------------------------
                    (Address of principal executive offices)

                                 (407) 331-6272
                           --------------------------
                           (Issuer  telephone number)

ITEM  8.01.  OTHER  EVENTS

     On February 2, 2005, World Golf League, Inc. (the "Company") filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State, to increase the authorized shares of the Company's common stock to 1,200,000,000 shares of common stock, reauthorize the par value of $.001 per share, and reauthorize 10,000,000 shares of preferred stock with a par value of $.001 per share.

     Additionally, the board of directors of the Company was granted the power to authorize by resolution, duly adopted from time to time, the issuance of any or all of the preferred stock in any number of classes or series within such classes and to set all terms of such preferred stock of any class or series, including, without limitation, its powers, preferences, rights, privileges, qualifications, restrictions and/or limitations. The powers, preference, rights, privileges, qualifications, restrictions and limitations of each class or series of the preferred stock, if any, may differ from those of any and all other classes or other series at any time outstanding. Any shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

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     The  Certificate  of  Amendment  was  approved  by  shareholders  voting an aggregate of 398,139,134 shares, or 50.05%, of the shares eligible to vote on shareholders matters, by a written consent to action without a meeting signed by a majority of the Company's shareholders between January 19, 2005 and February 2, 2005. The Company had previously mailed an information statement regarding the filing of Certificate of Amendment to its record shareholders as of December 22, 2004, on or about December 29, 2004.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS

     3.1  Certificate of Amendment to the Company's Certificate of Incorporation

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE  WORLD  GOLF  LEAGUE,  INC.

DATED:  February  3,  2005                   By:  /s/ Michael Pagnano
                                                ------------------------
                                                Michael Pagnano
                                                Chief Executive  Officer

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